Norfolk Southern Corporation, Three Commercial Place, Norfolk, Va. 23510-2191

FOR IMMEDIATE RELEASE

Norfolk Southern reports fourth-quarter and full-year 2020 results

Achieves record low operating ratio in the fourth quarter

NORFOLK, Va., January 27, 2021 – Norfolk Southern Corporation (NYSE: NSC) today reported fourth-quarter and full-year 2020 financial results.

Fourth-quarter net income was $671 million, diluted earnings per share were $2.64, and the operating ratio improved to an all-time quarterly record of 61.8%. Full-year net income was $2.0 billion, diluted earnings per share were $7.84 and the operating ratio was 69.3%. During the first quarter of 2020, Norfolk Southern reported a $385 million non-cash locomotive rationalization charge, and in the third quarter of 2020 reported a $99 million non-cash investment impairment charge. Excluding these non-cash charges, adjusted full-year net income was $2.4 billion, adjusted diluted earnings per share were $9.25, and the adjusted operating ratio improved to 64.4% versus the record of 64.7% set in 2019.

“During a year of unprecedented market disruption and uncertainty, the Norfolk Southern team delivered record productivity levels while providing safe and reliable freight solutions for our customers,” said James A. Squires, Norfolk Southern chairman, president and CEO. “As we take stock of what we achieved in 2020 while managing both the pandemic and energy market challenges, including the successful idling of four additional hump operations while driving productivity to record levels, we see much more opportunity ahead. We have set the stage to drive further efficiency and profitable growth in 2021 through our precision scheduled railroading operating plan, which will deliver long-term value for both our shareholders and customers.”

Fourth-quarter summary

•	Railway operating revenues of $2.6 billion decreased 4% compared with fourth-quarter 2019, driven by a 1% decline in volume, lower fuel surcharges, and differing business mix.

•	Railway operating expenses were $1.6 billion, a decrease of 8%, or $139 million, compared with the same period last year. Lower fuel costs, compensation and benefits, and purchased services were partially offset by lower gains on property sales.

•	Income from railway operations was $1.0 billion, an increase of 2%, or $22 million, year-over-year. The railway operating ratio was 61.8%, an all-time record.

2020 summary

•	Railway operating revenues of $9.8 billion declined 13% as volume was down 12% year-over-year, reflecting declines in all major commodity categories driven by the global pandemic.

•	Railway operating expenses of $6.8 billion decreased $520 million, or 7%, compared with last year. Lower fuel costs, compensation and benefits, purchased services, and materials costs were partially offset by a $385 million non-cash locomotive rationalization charge as well as a $99 million non-cash impairment charge related to an equity-method investment.
o	Excluding the non-cash locomotive rationalization and investment impairment charges, adjusted operating expenses declined by $1.0 billion, or 14%, compared to last year.

•	Income from railway operations was $3.0 billion and the operating ratio was 69.3%.
o	Excluding the non-cash locomotive rationalization and investment impairment charges, adjusted income from railway operations was $3.5 billion, while the adjusted operating ratio improved to 64.4% versus the record of 64.7% set in 2019.

About Norfolk Southern

Norfolk Southern Corporation (NYSE: NSC) is one of the nation’s premier transportation companies. Its Norfolk Southern Railway Company subsidiary operates approximately 19,300 route miles in 22 states and the District of Columbia, serves every major container port in the eastern United States, and provides efficient connections to other rail carriers. Norfolk Southern is a major transporter of industrial products, including agriculture, forest and consumer products, chemicals, and metals and construction materials. In addition, the railroad operates the most extensive intermodal network in the East and is a principal carrier of coal, automobiles, and automotive parts.

Non-GAAP Financial Measures
This news release includes certain non-GAAP financial measures. Reconciliation of these non-GAAP financial measures is provided in the table below, entitled “Reconciliation of Non-GAAP Financial Measures.”

Forward-looking statements

This news release contains forward-looking statements that may be identified by the use of words like “believe,” “expect,” “anticipate,” “estimate,” “plan,” “consider,” “project,” and similar references to the future. Forward-looking statements reflect our good-faith evaluation of information currently available. These forward-looking statements are subject to a number of risks and uncertainties, and our actual results may differ materially from those projected. Please refer to our annual and quarterly reports filed with the SEC for a full discussion of those risks and uncertainties we view as most important. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. We undertake no obligation to update or revise forward-looking statements.

Media Inquiries:

Media Relations, 404-420-4444 (media.relations@nscorp.com)

Investor Inquiries:

Pete Sharbel, 470-867-4807 (peter.sharbel@nscorp.com)

http://www.norfolksouthern.com

Reconciliation of Non-GAAP Financial Measures

Information included within this filing includes non-GAAP financial measures, as defined by SEC Regulation G. Non-GAAP financial measures should be considered in addition to, not as a substitute for, the financial measures reported in accordance with U.S. generally accepted accounting principles (GAAP).

GAAP financial results are adjusted to exclude the effects of a non-cash charge in the first quarter of 2020 related to the sale of 703 locomotives. The introduction of precision scheduled railroading in 2019 continues to provide significant benefits to the network operations and resulted in excess capacity resulting in the sale of these locomotives. GAAP financial results are also adjusted to exclude the effects of an impairment charge in the third quarter of 2020 related to an equity method investment. The income tax effects on the non-GAAP adjustments were calculated based on the applicable tax rates to which the non-GAAP adjustments relate.

Norfolk Southern believes that these non-GAAP financial measures provide valuable information regarding its earnings and business trends by excluding specific items that it believes are not indicative of the ongoing operating results of its business, providing a useful way for investors to make a comparison of our performance over time and against other companies in our industry by excluding the effects of the locomotive and impairment charges. These non-GAAP financial measures are being provided as supplemental information to Norfolk Southern’s GAAP financial measures, and Norfolk Southern believes these measures provide investors with additional meaningful financial information regarding our operational performance. Norfolk Southern also uses these non-GAAP measures as supplemental measures to evaluate its business and performance.

($ in millions except per share amounts)
2020

Railway operating expenses	$6,787
Effect of locomotive & investment impairment charges	(484)
Adjusted railway operating expenses	$6,303

Income from railway operations	$3,002
Effect of locomotive & investment impairment charges	484
Adjusted income from railway operations	$3,486

Operating ratio (%)	69.3
Effect of locomotive & investment impairment charges (%)	(4.9)
Adjusted operating ratio (%)	64.4

Income before income taxes	$2,530
Effect of locomotive & investment impairment charges	484
Adjusted income before income taxes	$3,014

Income taxes	$517
Effect of locomotive & investment impairment charges	122
Adjusted income taxes	$639

Net income	$2,013
Effect of locomotive & investment impairment charges	362
Adjusted net income	$2,375

Diluted earnings per share	$7.84
Effect of locomotive & investment impairment charges	1.41
Adjusted diluted earnings per share	$9.25

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